Exhibit (a)(2) Schedule A to Amended and Restated Agreement and Declaration of Trust

SCHEDULE A

to

Amended and Restated Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares
Forward Asia Ex-Japan Equities Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Eastern Europe Equities Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Emerald Banking and Finance Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Emerald Growth Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Emerald Opportunities Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Global Emerging Markets Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Hoover Mini-Cap Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Hoover Small Cap Equity Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward International Equity Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward International Fixed Income Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward International Small Companies Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Large Cap Equity Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Legato Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Long/Short Credit Analysis Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Progressive Real Estate Fund	Advisor Class Investor Class Institutional Class Class A Class C

Sierra Club Stock Fund	Advisor Class Investor Class Institutional Class Class A Class C